Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of MIV Therapeutics, Inc. of our report, dated September 23, 2005, relating to the consolidated statements of operations, cash flows and stockholders’ equity for the year ended May 31, 2003, and the cumulative data from January 20, 1999 (date of inception) to May 31, 2003.

Vancouver, Canada	/s/ Morgan & Company

July 14, 2008	Chartered Accountants